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                                   EXHIBIT 4.2

                 Amended and Restated By-Laws of the Corporation


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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                       CAPITAL ADVISORS ACQUISITION CORP.

                                   ARTICLE I.
                                    OFFICES

     The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington , County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. All meetings of Shareholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

     Section 2. Annual Meeting. The annual meeting of Shareholders for the election of Directors and the transaction of other business shall be held on such date and at such time as may designated by the Board of Directors.

     Section 3. Special Meetings. A special meeting of the Shareholders, or any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman or the President or by order of the Board of Directors and shall be called by the President or Secretary upon the written request of Shareholders holding of record at least 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose for which such meeting is to be called.

     Section 4. Notice of Meeting. Except as otherwise provided by law, written notice of each meeting of Shareholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten (10) days or more than sixty (60) days before the date on which the meeting is to be hold to each Shareholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended

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for him be  directed  to another  address,  in which case such  notice  shall be directed to him at the address designated in such request. Notice shall not be required to be given to any Shareholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the Shareholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

     Section 5. Shareholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such a list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

     Section 6. Quorum and Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting form time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournments for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.

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     Section 7. Organization.  Except where otherwise  provided by statute,  the
President, and in his absence the highest ranking officer shall act as chairman of such meeting. In the absence of the President and the Vice President, a chairman shall be chosen by the Shareholders present. The Secretary of the Company shall act as Secretary, in his absence the presiding officer may appoint any person to act as Secretary of the meeting.

     Section 8. Voting. At any meeting of the Shareholders, every Shareholder of record who is entitled to vote shall at every meeting of the Shareholders be entitled to one vote for each share of stock held by him on the record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the share entitled to vote in the election of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the Shareholders, a quorum being present, all matters shall be decided by majority note of the shares of stock entitled to vote by Shareholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by written ballot. Unless demanded by a Shareholder of the Corporation present in person or by proxy at any meeting of the Shareholders and entitled to vote thereat or so direct by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot, except for elections of directors. On a vote by written ballot, each ballot shall be signed by the Shareholder voting, or in his name by his proxy, if there be such a proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.

     Section 9. Proxies. Each Shareholder entitled to vote at a meeting of Shareholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any Shareholder shall be duly appointed by an instrument in writing subscribed by such Shareholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

     Section 10. Action without a Meeting. Any action required to be taken at any annual or special meeting of Shareholders or any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of

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outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Each written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to in that consent unless, within sixty days after the earliest date consent delivered to the Corporation, written consents signed by a sufficient number of Shareholders to take the action referred to therein are delivered to the Corporation (by hand or by certified or registered mail, return receipt requested) at its registered office in the State of Delaware or its principal place of business or to an officer or agent of the Corporation having custody of the Corporation's minutes books. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent hall be given to those Shareholders who have not consented in writing.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

     Section 1. Powers. The business, property and affairs of the Corporation shall be managed under the direction of the Board of Directors.

     Section 2. Nomination of Directors. Except as to directors elected pursuant to the rights, if any, of holders of Common Stock, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any Shareholder entitled to vote in the election of directors generally. However, any Shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such Shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of Shareholders, ninety (90) days prior to the anniversary date of the immediately proceeding annual meeting, and (ii) with respect to an election to be held at a special meeting of Shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to Shareholders. Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate

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the  person  or  persons  specified  in the  notice;  (c) a  description  of all arrangements or understanding between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 3. Election and Term. Except as to directors elected pursuant to the rights, (if any) of holders of Common Stock, the Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. In case of any vacancies by reason of an increase in the number of directors or otherwise, each additional director may be elected by the Board of Directors, even though less than a quorum of the Board of Directors, until the end of the term such additional director is elected to fill and until his or her successor shall have been elected. Directors shall continue in office until others are chosen and qualified in their stead. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 4. Number. The number of directors to constitute the whole Board of Directors shall be such number (not less than one nor more than eleven) as shall be fixed from time to time by resolution of the Board of Directors.

     Section 5. Quorum and Manner of Acting. Place of Meeting. Unless otherwise provided by law, the presence of 50% of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. The Board of Directors may hold its meetings at such place or places within or without the Sate as the Board of Directors may from time to time determine.

     Section 6. Annual and Organization Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon

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as practical following each annual election of directors.  Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

     Section 7. Regular and Special Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors shall determine. Notice of regular meetings of the Board of Directors need not be given. Special meetings of the Board of Directors shall be held whenever called by one-third of the directors then in office or by the President. Notice of each such meeting shall be mailed by the Secretary to each director, addressed to him at his residence or usual place of business, or shall be sent to him at his residence or at such place of business by telegraph, facsimile, or be delivered personally or by telephone, not later than eighteen hours before the meeting. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however if waived by him.

     Section 8. Organization. At each meeting of the Board of Directors, the President, or in the absence of him the highest ranking director shall preside. any director chosen by a majority of the directors present thereat, shall preside. The Secretary, or in his absence, a person whom the presiding director of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

     Section 9. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or such committee.

     Section 10. Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of a conference telephone or similar communications equipment.

     Section 11. Resignation. Any director of the corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if not stated, when accepted.

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     Section 12.  Compensation.  Each director,  in  consideration of serving as such, shall be entitled to receive from the Corporation such fixed amount per annum or such fees for attendance at directors' meetings. The Board of Directors may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting.

     Section 13. Removal. Any Director may be removed from office without cause only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

     Section 14. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1) To declare dividends from time to time in accordance with law; (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
     (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith'
     (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
     (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;
     (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, consultants, attorneys and agents of the corporation and its subsidiaries as it may determine;
     (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and,
     (8) To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the corporation's business and affairs.

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                                   ARTICLE IV.
                                   COMMITTEES

     The Board of Directors may, by resolution or resolutions, passed by a majority of the whole of the Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE V.
                                    OFFICERS

     Section 1. Number. The principal officers of the Corporation shall be chosen by the Board of Directors and shall be a President, Vice-President, a Secretary and a Treasurer/Chief Financial Officer. The Board may also elect any subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 3 of this Article. Any two or more offices may be held by the same person. The offices of the Corporation for which officers may be elected shall be set forth, from time to time, by resolution of the Board of Directors.

     Section 2. Election and Term. Each officer of the Corporation, except such officers as may be appointed, shall be elected annually by the Board of Directors, and shall hold office until his successor shall have been duly elected or until death.

     Section 3. Other Officers. The Corporation may have such other officers, agents and employees as the Board of Directors may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and one or more Controllers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors or the Chairman of the Board or the President may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

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     Section 4.  Removal.  Any officer  may be  removed,  either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.

     Section 5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or the President. Any such resignation shall take effect at the time specified therein or, if not stated, upon acceptance.

     Section 6. President. The President shall be responsible for the active management of the business of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors.

     Section 7. Vice President. The Vice President, shall, in the absence or inability of the President for any reason, to perform the duties of the President, and, when so acting, have all the powers of, and be subject to all the restrictions upon, the President. The Vice President shall perform such other duties and perform such other powers as the Board of Directors or President may from time to time prescribe.

     Section 8. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the Shareholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and shall see that the seal is affixed to all appropriate documents; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties as may, from time to time, be assigned to him by the Board of Directors or the President.

     Section 9. Assistant Secretary. Any Assistant Secretary shall, in the absence or inability of the Secretary for any reason, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe. Any Assistant Secretary shall have authority to affix the corporate seal and attest by his signature to he same extent as the Secretary.

     Section 10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all funds to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By-Laws; he shall disburse the funds of the

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Corporation as may be ordered by the Board of Directors,  making proper vouchers for such disbursements, and shall render to the Board of Directors, where the Board may require him so to do, and shall present at the annual meeting of the Shareholders a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     Section 11. Assistant Treasurer. Any Assistant Treasurer shall in the absence or inability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and perform such other duties and have such other powers as the Board and President may from time to time prescribe.

     Section 12. Salaries. The salaries of the officers shall be fixed from time to time by or in the manner prescribed by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI.
                                 INDEMNIFICATION

     Section 1. Right to Indemnification. Each person who was or is made party or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action is an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification right than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA, excise taxes or penalties and amounts paid or to paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in

                                 Page 10 of 14

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defending  any such  proceeding in advance of its final  disposition;  provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.

     Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article VI. is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporate Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporate Law, nor an actual determination by the corporation (including its Board of Directors, independent counsel, or its Shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

     Section 3. Non-Exclusivity of Rights. The rights conferred by Section 1 and 2 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of Shareholders or disinterested director or otherwise.

     Section 4. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another

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

corporation, partnership, joint venture, trust of other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  ARTICLE VII.
                                BOOKS AND RECORDS

     Section 1. Place. The books and records of the Corporation may be kept at such places as the Board may determine. The Secretary shall maintain the record books and stock certificates unless otherwise designated by the Board.

     Section 2. Addressed of Shareholders.Each shareholder shall designate an address of the Corporation at which notices may be served upon or mailed to him. If the Secretary does not receive any such address, then the Secretary shall mail the notice to that shareholder to their last known address.

                                  ARTICLE VIII.
                            SHARES AND THEIR TRANSFER

     Section 1. Certificate for Stock. Every Shareholder shall be entitled to a certificate certifying the number of shares of capital stock of the corporation owned by him in such form as the Board shall prescribe. No certificate shall be issued for partly paid shares.
     Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signature of such officers of the Corporation may be facsimiles. If properly signed or executed, the stock certificate shall remain valid whether the officer continues in his capacity.

     Section 3. Stock Ledger. A stock ledger shall be kept by the Secretary or the secretary's designee, setting forth the name of each owner of capital stock, the number of shares represented by and the dates if such shares. If canceled the respective cancellation date shall be recorded. Every certificate surrendered for exchange or registration of transfer shall be canceled and no new certificates issued in exchange for existing certificates until such existing certificates are canceled. Lost, stolen or mutilated certificates shall be replaced upon evidence of such destruction or loss.

     Section 4. Registrations of transfers of Stock. Registrations of transfers of capital stock shall be made on the Corporation books by the registered holder, or his authorized agent, and filed with the Secretary or the transfer agent. Upon surrender, the certificates shall be endorsed, and taxes paid. The person in whose names the shares stand on the books shall be deemed the owner of the shares; provided however, that if a transfer is made for collateral security, it shall be so expressed if so provided in writing by both the transferee and transferor.

     Section 5. Regulations. The Board of Directors may make such rules as are expedient concerning the issue, transfer and registration of certificates of shares of the Corporate stock and may appoint a transfer agent or registrar to assist in these processes.

     Section 6. Record Dates. For the purpose of determining the Shareholders entitled to notice of or to vote at any shareholder meeting or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in any other stock conversion or exchange, the Board may fix, in advance, a record date for any such determination of shareholders. Such date shall not be more that sixty and less than ten (10) days before the date of such meeting or more that sixty (60) days prior to any other action.

     Section 7. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulation as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory bond or bonds of indemnity.

                                   ARTICLE IX.
                         WAIVER OF NOTICE AND AMENDMENTS

     Section 1. Whenever these Bylaws or the Certificate of Incorporation provide for the giving of notice, a written waiver of such notice, regardless of when delivered by the party entitled to notice, shall be deeded the equivalent thereto. Attendance of a person at a meeting shall constitute waiver of such notice unless he expressly states otherwise.

     Section 2. Subject to any other provision hereof or any law regulating these documents, the Board of Directors shall have the power to adopt, amend or repeal these Bylaws. Shareholders entitled to vote shall also have the power to amend these bylaws by majority vote.

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                                   ARTICLE X.
                                  MISCELLANEOUS

     Section 1. Seal. The Board shall, if required by law, provide a corporate seal which shall be in any form the Board may designate.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

     Section 3. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     Section 4. Reliance Upon Books, Reports, and Records. Each director, each member of any committee designed by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

     Section 5. Time Periods. In applying any provisions of these by-laws which requires that an act be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                   CERTIFICATE

     The undersigned, being duly elected and acting Secretary of Capital Advisors Acquisition Corp., a Delaware corporation, hereby certifies that the foregoing By-Laws constitute the By-Laws of such corporation duly adopted by its Shareholders and Board of Directors as of October 29, 1996.

                                               /S/ George G. Chachas
                                               -----------------------------
                                               Secretary

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